EXHIBIT 4.10

SEVENTH AMENDMENT TO CREDIT AND
SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") executed as of April 11, 2013, is by and among Tandy Brands Accessories, Inc., a Delaware corporation ("Parent"), H.A. Sheldon Canada Ltd., an Ontario corporation ("HA Sheldon"; Parent and HA Sheldon are herein collectively called "Company"), Wells Fargo Bank, National Association ("Wells Fargo"), acting through its Wells Fargo Business Credit operating division, and TBAC Investment Trust, a Pennsylvania business trust, and TBAC-TOREL, Inc., a Delaware corporation, consenting to this Amendment and ratifying their respective Guaranties (as defined in the Credit Agreement) each dated of even date with the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, Company and Wells Fargo entered into that certain Credit and Security Agreement dated as of August 25, 2011 (as heretofore amended, supplemented or otherwise modified, the "Original Credit Agreement", and as amended hereby, the "Credit Agreement"), for  the purposes and consideration therein expressed, pursuant to which Wells Fargo became obligated to make loans to the Company as therein provided;

WHEREAS, the following Events of Default exist under the Original Credit Agreement (collectively, the “Specified Events of Default”): (a) the Fixed Charge Coverage Ratio covenant set forth in Section 5.2(a) of the Original Credit Agreement for the fiscal months ending December 31, 2012, January 31, 2013 and February 28, 2013 were not met, which failures constitute Events of Default under and as defined in Section 6.1(b)(ii) of the Original Credit Agreement, and (b) failure by the Company to satisfy the covenant set forth in Section 5.9 of the Original Credit Agreement by December 31, 2012, which failure constitutes an Event of Default under and as defined in Section 6.l(b)(ii) of the Original Credit Agreement; and

WHEREAS, the Company has requested that Wells Fargo waive the Specified Events of Default and Wells Fargo has agreed, subject to the conditions set forth herein and certain amendments to the Original Credit Agreement, as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans made and which may hereafter be made by Wells Fargo to Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Terms Defined in the Original Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

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ARTICLE II
WAIVER

Section 2.1 Waiver of Specified Events of Default and Covenant Fee.  Subject to the terms and conditions hereof, effective on the Effective Date, Wells Fargo hereby waives the Specified Events of Default and waives any covenant fee applicable to such Specified Events of Default pursuant to Section 1.8(j) of the Original Credit Agreement; provided, however, that Wells Fargo’s waiver of any and all Defaults and Events of Default due to Company’s failure to comply with Section 5.9 of the Original Credit Agreement relates only to any such failure to comply with Section 5.9 of the Original Credit Agreement prior to the Effective Date, and Company shall be required to comply with Section 5.9 of the Credit Agreement, as amended hereby, at all times on and after the Effective Date.

Section 2.2 Limited Waiver; Reservation of Rights and Remedies.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Wells Fargo under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, Wells Fargo, on the one hand, and the Company, on the other hand, agree that nothing in this Amendment constitutes or shall be deemed to constitute a waiver of (a) any breach, default or event of default that may exist or hereafter occur under the Loan Documents other than the Specified Events of Default, or (b) except as expressly set forth herein, any of Wells Fargo's rights or remedies under the terms of the Credit Agreement, any other Loan Document or applicable law, all of which are hereby reserved.

ARTICLE III
AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

Section 3.1 Amendments to Definitions.  Exhibit A to the Original Credit Agreement is hereby amended as follows:

(a) A new definition of “Advance/LC Excess Availability” is hereby added to Exhibit A of the Original Credit Agreement, in alphabetical order, to read as follows:

“‘Advance/LC Excess Availability’ means, as of any date of determination, the amount by which (a) the lesser of (i) the Borrowing Base and (ii) the Maximum Line Amount exceeds (b) the sum of (i) the outstanding principal amount of all Advances plus (ii) the L/C Amount.”

(b) Subsection (m) of the definition of “Eligible Accounts” contained in Exhibit A of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(m)           Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds (i) with respect to Accounts owed by Wal-Mart, 30% of the aggregate amount of all Accounts, (ii) with respect to Accounts owed by JC Penney during the High Season only, 25% of the aggregate amount of all Accounts, and (iii) with respect to all other Accounts (including those owed by JC Penney at any time not High Season), 15% of the aggregate amount of all Accounts;”

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Section 3.2 Amendment to Interest Rates Applicable to Line of Credit.  Section 1.7(a) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(j)           Interest Rates Applicable to Line of Credit.  Except as otherwise provided in this Agreement, the unpaid principal amount of each Advance shall accrue interest at an annual interest rate calculated as follows: (i) for Floating Rate Advances, an interest rate equal to Daily Three Month LIBOR plus five and three-quarters of one percent (5.75%) (the “Floating Rate”), which interest rate shall change whenever Daily Three Month LIBOR changes and (ii) for Fixed Rate Advances, an interest rate equal to the Floating Rate in effect on the first Business Day of the applicable Fixed Rate Interest Period (inclusive of the margin applicable to the Floating Rate, and subject to the minimum interest rate, if applicable, unless a Rate Hedge applies to the Fixed Rate Advance) (such fixed rate, the “Fixed Rate” for an Advance).”

Section 3.3 Amendment to Covenant Fee.  Section 1.8(j) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(j)           Intentionally Omitted.”

Section 3.4 Amendment to Fixed Charge Coverage Ratio Covenant Requirement.  Section 5.2(j) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(j)           Intentionally Omitted.”

Section 3.5 Amendment to Minimum Excess Availability.  Section 5.2(b) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(b)           Minimum Excess Availability.

(i)	Excess Availability shall at all times exceed $2,013,000.

(ii)	Advance/LC Excess Availability shall at all times exceed $2,063,000.”

Section 3.6 Amendment to Maximum Capital Expenditures Covenant.  Section 5.2(c) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(c)           Maximum Capital Expenditures.  Company shall not incur or contract to incur Capital Expenditures of more than $25,000 in the aggregate from April 11, 2013 through the Maturity Date.”

Section 3.7 Amendment to Proof of Ownership of Real Property.  Section 5.9 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“5.9           Title.  Parent shall, not later than May 31, 2013, provide (i) evidence satisfactory to Wells Fargo as to its ownership, subject to no Liens other than Permitted Liens, of the real property located at 500 Airport Road and 502 Airport Road, Yoakum, Texas in Lavaca County or (ii) a fully paid Loan Policy of Title

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Insurance (Form T-2) on the standard form in use in the State of Texas in an amount  reasonably acceptable to the Lender insuring that the Deed of Trust covering the property located at 500 Airport Road and 502 Airport Road, Yoakum, Texas in Lavaca County constitutes a valid lien against the land and all improvements thereon, with endorsements reasonably acceptable to the Lender.”

Section 3.8 Additional Covenants.  Article 5 of the Original Credit Agreement is hereby amended to add Sections 5.31, 5.32 and 5.33 to the end thereof, which Sections shall read as follows:

“5.31
Payment of Ad Valorem Taxes.  On or before 5:00 p.m. (Dallas, Texas time) on April 15, 2013, Company shall pay any and all ad valorem taxes due with respect to any real property or personal property owned by Company, and shall provide evidence reasonably satisfactory to Wells Fargo that any and all such amounts have been paid.  Failure to comply with this Section 5.31 shall constitute an immediate Event of Default under Section 6.1(b)(ii) with no cure period.

5.32
Chief Restructuring Officer.  John Little, or such other employee of Deloitte Financial Advisory Services LLP approved in writing by Wells Fargo in its sole discretion, shall at all times serve as the Chief Restructuring Officer of the Parent. Failure to comply with this Section 5.32 shall constitute an immediate Event of Default under Section 6.1(b)(ii) with no cure period.

5.33
Capital Contribution; Refinance.  On or before 5:00 p.m. (Dallas, Texas time) on May 31, 2013, Company shall either (a) provide evidence satisfactory to Wells Fargo that Parent shall have received additional cash equity in the amount of $10,000,000 or more, which such amounts may be through contributions made by one or more current or new equity holders of Parent so long as any such contributions shall be made in compliance with the other terms, conditions and covenants contained in this Agreement; or (b) pay the Indebtedness in full and terminate this Agreement, in which event Company shall not be required to provide advance notice of such termination as required in Section 1.10, nor shall it be required to pay the termination fee set forth in Section 1.8(d) (which such fee is hereby waived by Wells Fargo if such prepayment is made pursuant to this Section 5.33(b)).  Failure to comply with this Section 5.33 shall constitute an immediate Event of Default under Section 6.1(b)(ii) with no cure period.”

ARTICLE IV
AMENDMENT FEE

Section 4.1 Amendment Fee.  In consideration of Wells Fargo’s agreement to waive the Specified Events of Default and further enter into this Amendment, Company shall pay to Wells Fargo an amendment fee equal to $200,000, which amount is fully earned as of the Effective Date and is payable as follows: (i) $100,000, shall be payable in immediately available funds on the Effective Date and (ii) $100,000, shall be payable in immediately available funds on May 31, 2013.

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ARTICLE V
CONDITIONS OF EFFECTIVENESS

Section 5.1 Effective Date.  This Amendment shall become effective as of the date first written above (the "Effective Date") when and only when each of the following conditions precedent shall have been satisfied in full:

(a) Wells Fargo shall have received, at Wells Fargo's office a duly executed counterpart by each of Parent and HA Sheldon of this Amendment and a duly executed counterpart of the attached acknowledgement and consent by TBAC Investment Trust and TBAC-TOREL, Inc.;

(b) Company shall have paid to Wells Fargo in immediately available funds an amount equal to $100,000, which is the first installment due in respect of the amendment fee payable pursuant to Section 4.1 of this Amendment.

(c) Company shall have paid to Wells Fargo all outstanding fees and expenses owing to Wells Fargo under the Loan Documents as of such date;

(d) The representations and warranties contained herein and in the Credit Agreement and other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect to the amendments and waiver contemplated hereby, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) or changes resulting from transactions expressly permitted under the Credit Agreement or other Loan Documents; and

(e) No Event of Default or other event which with the giving of notice or passing of time, or both, would constitute an Event of Default, shall have occurred and be continuing, other than the Specified Events of Default prior to their waiver hereof.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of Company.  In order to induce Wells Fargo to enter into this Amendment, each of Parent and HA Sheldon hereby represents and warrants to Wells Fargo that:

(a) After giving effect to this Amendment, the representations and warranties contained in the Original Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect to the amendments contemplated hereby, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date) or changes resulting from transactions expressly permitted under the Credit Agreement or other Loan Documents.

(b) Each such Person is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Credit Agreement

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and the other Loan Documents to which it is a party and such Person is and will continue to be duly authorized to borrow under the Credit Agreement.  Each such Person has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of their respective obligations hereunder.

(c) The execution and delivery by such Person of this Amendment, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of its articles of incorporation or bylaws, or of any agreement, judgment, license, order or permit applicable to or binding upon it.  Except for those which have been duly obtained and are in full force and effect, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by such Person of this Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, this Amendment will be a legal and binding instrument and agreement of Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Ratification of Agreement.  The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.  This Amendment shall constitute a "Loan Document" under and as defined in the Credit Agreement in all respects and for all purposes.  Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to the Original Credit Agreement as amended by this Amendment also.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Wells Fargo under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

Section 7.2 Survival of Agreements.  All representations, warranties, covenants and agreements of Company herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Indebtedness is paid in full.  All statements and agreements contained in any certificate or instrument delivered by Company and any Guarantors hereunder or under the Credit Agreement to Wells Fargo shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Person or any such Guarantor, as applicable, under this Amendment and under the Credit Agreement.

Section 7.3 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable; provided that the parties hereto shall endeavor in good faith to promptly replace any such invalid or unenforceable provisions with substantially similar provisions that are enforceable.

Section 7.4 Further Assurances.  Each of Parent and HA Sheldon hereby agrees to establish, make, prepare, execute, deliver, file, amend, authorize, ratify, affirm and/or approve any

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and all agreements, instruments, notes, waivers, consents, licenses, accounts and other documents, and take any and all other actions and do all other things necessary or desirable to consummate or otherwise give effect to the transactions and grant of security contemplated by this Amendment and the Credit Agreement.

Section 7.5 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (OTHER THAN CONFLICT LAWS) OF THE STATE OF TEXAS.  THE PARTIES TO THIS AMENDMENT (A) CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AMENDMENT; (B) WAIVE ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT; (C) AGREE THAT ANY LITIGATION INITIATED BY WELLS FARGO OR COMPANY IN CONNECTION WITH THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS MAY BE VENUED IN EITHER THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS; AND (D) AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

Section 7.6 Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be duly executed and delivered by facsimile transmission, electronic mail or other electronic means.

Section 7.7 FINAL AGREEMENT.  THIS AMENDMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS COMPRISES THE COMPLETE AND INTEGRATED AGREEMENT OF THE PARTIES ON THE SUBJECT MATTER OF THIS AMENDMENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WHETHER ORAL OR EVIDENCED IN A RECORD.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the undersigned by their respective duly authorized officers thereunto have executed and delivered this Amendment as of the date first above written.

TANDY BRANDS ACCESSORIES, INC.

By:
Name:
Title:

H.A. SHELDON CANADA, LTD.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT - Signature Page

Each of the undersigned by their respective signatures hereunto acknowledges its receipt and review of this Amendment and hereby consents to the execution and delivery of, and the terms of, this Amendment and hereby ratifies and confirms their respective Guaranty and the obligations guarantied thereunder in all respects and for all purposes.

TBAC INVESTMENT TRUST

By:
not in his/her individual capacity, but solely as Trustee

TBAC-TOREL, INC.

By:
	Name:	N. Roderick McGeachy, III
	Title:	President and Chief Executive Officer

SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT - Signature Page to Consent and Ratification